Exhibit 99.1

CONTACTS:

Sarah Lum	Michael Newman
Media Relations for Harmonic	Investor Relations for Harmonic
+1.408.543.2392	StreetConnect
sarah.lum@harmonicinc.com	+1.408.542.2760
hlit@stct.com
HARMONIC TO ACQUIRE ENTONE TECHNOLOGIES’ VIDEO NETWORKING
SOFTWARE BUSINESS
– Combined Product Lines to Enable an End-to-End Solution for On-Demand Video Delivery –
SUNNYVALE, CALIF. — AUGUST 22, 2006 — Harmonic Inc. (NASDAQ: HLIT), a pioneer and industry leader in video service delivery, today announced that it has entered into a definitive agreement to acquire the video networking software business of Entone Technologies, Inc., a privately-held company based in San Mateo, CA, with research and development facilities in Hong Kong. The Entone software solutions—encompassing content ingest, distributed content management and video streaming—facilitate the provisioning of personalized video services including video-on-demand (VOD), network personal video recording (nPVR), time-shifted television and targeted advertisement insertion. By combining Harmonic’s industry-leading video headend, edge and access network solutions with Entone’s on-demand software, Harmonic will be able to provide cable, satellite and telco/IPTV service providers an advanced and uniquely integrated delivery system for the next generation of both broadcast and personalized IP-delivered video services.
The agreed upon purchase price of $45 million is comprised of $26 million in cash and the value of approximately 3.54 million shares of Harmonic common stock, as determined in accordance with the terms of the definitive agreement. In addition, Harmonic will assume certain liabilities of $1.5 million and invest $2.5 million in the form of a convertible note in Entone’s consumer premise equipment (CPE) business, which will be spun out to Entone’s existing stockholders immediately prior to the closing of the acquisition.
“Our industry is in the midst of an exciting and fundamental transformation to an increasingly on-demand video experience,” said Patrick Harshman, President and CEO of Harmonic Inc. “By bringing together Harmonic’s market-leading encoding and stream processing products and Entone’s innovative software suite for managing and streaming personalized video content, we will create a powerful and integrated solution for the emerging on-demand network. In the cable and satellite markets, where Harmonic enjoys strong customer relationships and a large installed base, this comprehensive solution will be a great benefit to our customers as they expand and extend their offerings with new on-demand services. In IPTV, where both Harmonic and Entone have established early leadership positions in our respective solution areas, the combination of our businesses creates a clear industry leader.”
“Harmonic is an excellent fit for Entone both in terms of the customers we serve and the synergy of our respective product lines,” said Steve McKay, CEO of Entone. “Entone is the world’s most deployed IPTV VOD solution provider, with over 35 deployments including PCCW, the largest IPTV operator. Our success is well matched with Harmonic’s strong position in top tier IPTV, cable and satellite deployments worldwide. The integration of our software suite, which operates on standardized hardware platforms, and Harmonic’s well-established on-demand solutions will provide an even more compelling solution for operators of all types seeking to deploy VOD, nPVR and time-shifted TV services.”
The merger is subject to customary closing conditions, including the spin-out of Entone’s CPE business to its existing stockholders. Closing is anticipated to take place in October 2006. Excluding charges for the amortization of intangibles, the transaction is expected to be accretive to Harmonic’s earnings per share from the first quarter of 2007. Dresdner Kleinwort acted as advisor to Harmonic in this transaction.
Harmonic will showcase its new integrated solution for next-generation on-demand services—including Entone’s content creation, ingestion and delivery—at IBC 2006 in Amsterdam, The Netherlands, from September 8-12 at booth #1.361.
About Harmonic Inc.
Harmonic Inc. is a leading provider of digital video, broadband optical networking and IP delivery systems to cable, satellite, telecom and broadcast network operators. Harmonic’s open standards-based solutions for the headend through the last mile enable customers to develop new revenue sources and a competitive advantage by offering powerful interactive video, voice and data services such as video-on-demand, high definition digital television, telephony and Internet access.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our plans to acquire the video networking software business of Entone Technologies, Inc. (the VOD business); our expectation that the combination of our video headend, edge and access network solutions with Entone’s on-demand software solutions will enable us to provide cable, satellite and telco/IPTV service providers with an advanced and uniquely integrated delivery system for the next generation of both broadcast and personalized IP-delivered video services; our expectation that the aggregate purchase price for the VOD business will be approximately $45 million; our expectation that Entone’s CPE business will be spun out to its existing stockholders immediately prior to the closing of the acquisition; our expectation that the bringing together of our systems and Entone’s software suite will create a powerful and integrated solution for the emerging on-demand network; our belief that this comprehensive solution will be a great benefit to our customers and will create a clear industry leader; and Entone’s belief that the integration of Entone’s software suite with our on-demand solutions will provide a compelling solution for operators of all types seeking to deploy VOD, nPVR and time-shifted TV services; our expectation that the transaction will be accretive to our earnings per share from the first quarter of 2007; and our expectation that the closing will take place in October 2006. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include difficulties in integrating the VOD business with our existing business; difficulties in introducing products which combine Harmonic’s systems and Entone’s software suite; the possibility that our existing customers and our potential customers may not adopt the products that we will offer which incorporate Entone’s software suite; the acquisition failing to close in a timely manner or at all; delays or decreases in capital spending in the cable, satellite and telco industries, customer concentration and consolidation, general economic conditions, the need to introduce new and enhanced products, market acceptance of new or existing Harmonic products, losses of one or more key customers, risks associated with Harmonic’s international operations, the effect of competition, difficulties associated with rapid technological changes in Harmonic’s markets. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report filed on Form 10-K for the year ended December 31, 2005, and our subsequent filings with the Securities and Exchange Commission. Harmonic does not undertake to update any forward-looking statements.
EDITOR’S NOTE – Product and company names used herein are trademarks or registered trademarks of their respective owners.
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